SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
THE SPORTSMAN’S GUIDE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15767	41-1293081
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

411 Farwell Avenue, South St. Paul, Minnesota		55075
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (651) 451-3030
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     As previously discussed in The Sportsman’s Guide, Inc.’s proxy statement dated July 26, 2006, under the heading “The Merger—Litigation”, on May 10, 2006 and June 21, 2006 class action complaints brought by Tom Krajewski and Glen Hutton, respectively, on behalf of shareholders of The Sportsman’s Guide, Inc. (the “Company”) were served on us and filed in the District Court for Dakota County, Minnesota naming us and members of our board of directors. The complaints allege that our directors engaged in self-dealing and breached their fiduciary duties in connection with the proposed acquisition of the Company by VLP Corporation (“VLP”), a wholly owned subsidiary of Redcats USA, Inc., pursuant to the Agreement and Plan of Merger dated as of May 4, 2006 among VLP, Panther Subcorp, Inc., a wholly owned subsidiary of VLP, and the Company. The complaints seek equitable relief only, including enjoining consummation of the merger.
     On August 15, 2006, we entered into a memorandum of understanding with the plaintiffs to settle both lawsuits, which we expect to be consolidated into one proceeding in the settlement process. As part of the settlement, the defendants deny all allegations of wrongdoing. The settlement will be subject to customary conditions including court approval following notice to members of the proposed settlement class and consummation of the merger. If finally approved by the court, the settlement will resolve all claims that were or could have been brought on behalf of the proposed settlement class in the actions being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by us. As part of the proposed settlement, we have agreed to pay $250,000 to the plaintiffs’ counsel for their fees and expenses, subject to approval by the court.
     The settlement will not affect the amount of merger consideration to be paid in the merger or change any other terms of the merger.
     Pursuant to the proposed settlement, we have agreed to make the disclosures set forth below. Important information concerning the proposed merger is set forth in, or incorporated by reference into, our proxy statement dated July 26, 2006. Our proxy statement, which we urge you to read in its entirety, is supplemented by, and should be read as part of, and in conjunction with, the information filed in this current report on Form 8-K. Capitalized or other terms used but not otherwise defined herein have the meanings ascribed thereto in our proxy statement. You can obtain free copies of the proxy statement at http://www.sec.gov, the SEC’s website, or by directing a request to the Company at 411 Farwell Avenue, South St. Paul, MN 55075, Attention: Investor Relations.
Management Projections
     The Company does not as a matter of course make public forecasts or projections of future performance or earnings. In connection with the proposed merger and the settlement of the litigation, we have determined to make available to our shareholders projections of our anticipated future operating results for the three fiscal years ending 2006 through 2008 that were prepared by our management. These projections were provided to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. in May 2006 in connection with the rendering of its fairness opinion and to Redcats USA, Inc. in connection with its due diligence review. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles. Our independent registered public accounting firm has not compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.
     The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. They are not guarantees of future performance. In addition to the factors discussed in the proxy statement, other factors that could cause actual results to differ materially include industry performance, and general business, economic, regulatory, market and financial conditions. While presented with numerical specificity, the projections are based on a variety of estimates and assumptions made by our management. None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. These and other risks and uncertainties are discussed in the documents that are filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2006.
     For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. No one has made, or makes, any representation regarding the information contained in the projections. These projections were prepared several months ago and speak only as of the date they were finalized and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.
The Sportsman’s Guide, Inc.
Management Projections Summary
Result of Operations

	Projected	Projected	Projected
	2006	2007	2008
		(In thousands)
Net sales	$300,793	$328,405	$360,905

Net earnings	$13,306	$15,249	$17,424

Additional Disclosure Regarding Background of the Merger
     In connection with the settlement of the litigation, we have agreed to supplement the disclosure on page 13 of our proxy statement under the heading “The Merger–Background of the Merger” to read as follows (new text is underlined):
     “The board of directors met on March 2, 2006 to discuss the offer. All directors were present either in person or by telephone. Also in attendance were John M. Casler, Executive Vice President of Merchandising, Marketing and Creative Services, legal counsel for the Company and, by invitation, representatives of Sena Weller Rohs Williams LLC, an investment counseling firm, and Reynolds, DeWitt & Co., an investment firm.
     At Mr. Sena’s request, the representatives of Sena Weller Rohs Williams LLC and Reynolds, DeWitt & Co. had assembled information on comparable companies and transactions and had been invited to attend the meeting as additional resources available to the board in evaluating the offer based on their experience in their respective firms’ investment management and investment banking operations. Mr. Sena is Chairman of Sena Weller Rohs Williams LLC. Reynolds, DeWitt & Co. and Sena Weller Rohs Williams LLC are affiliated firms. These firms received no fees or other compensation in connection with their work or attendance at the meeting.
     The board of directors discussed the proposal and the $30.00 per share value. The board reviewed information on recent acquisition transactions, internal valuations and comparable company financial information. Management provided the board of directors an update on the status of the Company’s business. Overall, the directors felt that timing was favorable to pursue the acquisition proposal given the Company’s strong historical earnings growth and the favorable M&A market with both strategic and financial buyers paying premiums. The $30.00 per share proposal represented a multiple of approximately 13 times the Company’s 2005 earnings before interest, taxes, depreciation and amortization (EBITDA) compared to the recent acquisition of The Sports Authority, Inc. in a management led buyout at a price of approximately 8 times EBITDA. The board of directors felt that $30.00 per share was a fair price, noting the proposal was an initial offer and that Redcats USA might increase its offer in response to a counteroffer. Following further discussions, the board of directors unanimously authorized Mr. Binkley and Mr. Sena to present a written counteroffer of $34.00 per share to Redcats USA. The board of directors believed that $34.00 per share was a reasonable price to test Redcats USA’s willingness to increase its $30.00 per share offer.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTSMAN’S GUIDE, INC.

Date: August 15, 2006	By:	/s/ CHARLES B. LINGEN

Name: Charles B. Lingen
Title: Executive Vice President of Finance and Administration and Chief Financial Officer

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